UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01              Other Events

5.500% Senior Notes Due 2020

On May 14, 2019, ITC Holdings Corp. (the “Company”) notified The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (the “Trustee”) under the indenture, dated as of July 16, 2003 (the “Base Indenture”), between the Company and the Trustee, as amended and supplemented by the Fourth Supplemental Indenture, dated as of December 11, 2009 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), governing the Company’s 5.500% Senior Notes Due 2020 (the “Notes”), that the Company will redeem all of the issued and outstanding Notes on June 14, 2019, at a redemption price equal to the make-whole redemption amount, plus accrued and unpaid interest on the redeemed Notes to, but excluding, June 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: May 14, 2019	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel